                                                                     EXHIBIT 3.6

                              CONSULTING AGREEMENT

THIS AGREEMENT dated for reference the 1st day of February, 1996 (the "Effective Date").

BETWEEN:

            OPTIMA PETROLEUM CORPORATION,
            Suite 600 - 595 Howe Street,
            Vancouver, British Columbia,
            V6C 2T5;

            (the "Company")

AND:        HODGKINSON EQUITIES CORPORATION,
            Suite 600 - 595 Howe Street,
            Vancouver, British Columbia,
            V6C 2T5;

            (the "Consultant")

WHEREAS the Company has agreed to hire the Consultant and the Consultant has agreed to provide his services to the Company on the terms and conditions hereinafter set forth.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements herein contained, the parties hereto agree (the "Agreement") as follows:

1.     RETAINER

1.1 The Company hereby retains the services of the Consultant, and in particular its principal shareholder, Robert L. Hodgkinson ("RLH") to provide to the Company, the services normally expected of a president and chief executive officer (the "services"), and the Consultant hereby agrees to provide such services to the Company upon the terms and conditions contained in this Agreement.

2.     DURATION OF SERVICE

2.1 Subject to termination as provided for in section 7, this Agreement shall be for an initial term of 23 months commencing on the Effective Date. Provided that this Agreement has not been terminated by either party pursuant to section 7, the Company may renew this Agreement for further one year terms by providing to the Consultant written notice of same at least 30 days prior to the expiration of the current term or the renewal term, as the case may be.

3.     REMUNERATION

3.1 The Consultant shall be paid a fee of $12,500 per month payable for each calendar month on the last business day of such month.

3.2 Subject to all necessary regulatory approvals, the Consultant shall be entitled to:

      (a) the grant of 200,000 stock options pursuant the Company's stock option plan, such stock options to have the following terms:

            (i) they will be non-transferable and have a term of three years commencing from the date regulatory approval is obtained;

            (ii) they will be exercisable at the lowest price permitted by the applicable regulatory authorities;

            (iii) they will otherwise be subject to the terms and conditions normally required by the applicable regulatory authorities in order to secure regulatory approval.

3.3 The Consultant shall be reimbursed for all reasonable travelling and other out-of-pocket expenses actually and properly incurred by him in connection with his duties hereunder provided that the Consultant first furnishes statements and vouchers for all such expenses to the Company. Individual expense items in excess of $12,500 must be preapproved by the Company.

4.     DUTIES OF CONSULTANT

4.1 The Consultant shall have, subject always to the general or specific instructions and directions of the board of directors of the Company (the "Board"), full power and authority to manage the business and affairs of the Company that would normally be managed by a senior officer having the title and capacity of RLH, except in respect of such matters and duties as by law must be transacted or performed by the Board.

4.2    The Consultant shall:

      (a) conform to all lawful instructions and directions from time to time given to him by the Board;

      (b) devote sufficient time and attention to the business and affairs of the Company, as would typically be expected of a president and chief executive officer;

      (c) well and faithfully serve the Company and use his best efforts to promote the interests of the Company;

      (d) provide to the Company those services normally expected of a president and chief executive officer; and

      (e) consent to serve as a director of the Company and, if requested, of any of the Company's affiliates or subsidiaries.

4.3 Subject to the provisions of the Canada Business Corporations Act, the bylaws of the Company and provided that RLH acted honestly and in good faith with a view to the best interests of the Company, or, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful, and the directors of the Company shall cause the Company to indemnify the Consultant and RLH and his heirs and personal representatives against all costs, damages, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or them and resulting from RLH acting as a director and officer of the Company in his normal course of duties. In addition, should the directors cause the Company to purchase and maintain insurance for the benefit of any person who is or was serving as a director of the Company then the directors shall also cause the Company to purchase and maintain insurance for the benefit of the Consultant against any and all liability incurred by him as a director and officer of the Company.

5.     CONFIDENTIALITY

5.1 Unless permitted by resolution of the Directors of the Company (excluding RLH if he is a Director), the Consultant shall not, during the term of this Agreement or at any time thereafter, use for his own purposes or for any purposes other than those of the Company any intellectual property or knowledge or confidential information of any kind whatsoever he may acquire in relation to the Company's business or the business of its subsidiaries, and such shall be and remain the property of the Company.

6.     NON-COMPETITION

6.1 Subject to paragraph 7.2, the Consultant shall not, without the prior written consent of the Company, which consent (given by a Director other than the Consultant), will not be unreasonably withheld, during the term of this Agreement and during the six month period immediately following the termination of this Agreement, within the area in which the Company operated at the time of termination (the "Prohibited Area"):

      (a) directly or knowingly indirectly engage in or become financially interested in (otherwise then through an investment in a publicly traded or private entity in which the Consultant has no other interest or control), either individually or as a partner, shareholder, agent, manager, owner, advisor or financial backer of any person, persons, firm, association, venture, entity or corporation of any kind whatsoever that carries on the business of oil and gas exploration, development or production (collectively the "Prohibited Businesses"); or

      (b) divert or attempt to divert any business of the Company or of any of its subsidiaries, to any other competitive establishment, by direct or indirect inducement or otherwise.

6.2 The Company acknowledges and consents to the ongoing participation of the Consultant and RLH in Australian Oilfields Pty Ltd. as a consultant, director, officer and shareholder.

7.     TERMINATION

7.1 Either of the parties hereto may, subject to paragraph 7.2 hereof, give to the other three months notice in writing of its intention to terminate this Agreement and on the expiration of such period this Agreement shall be wholly terminated. Such three months notice may expire on any day of the month and any remuneration payable hereunder shall be proportioned to the date of such termination.

7.2 In the event of a merger, takeover or amalgamation or change of control of the Company which results in a termination of the Consultant's services at any time prior to December 31, 1997, the provisions of paragraph 6.1 will not apply to such a termination and the Company will pay to the Consultant an amount equal to 24 months of fees under this Agreement. The Consultant agrees to accept the termination payment in full satisfaction of any claim it may have against the Company whether under the terms of this Agreement or otherwise.

7.3 Notwithstanding anything else contained herein, the Company may at any time terminate the Consultant's services for cause or if the Consultant fails to perform or comply with any material term or condition of this Agreement. In the event the Consultant's services are terminated under the provisions of this paragraph 7.4, or in the event the Consultant gives the Company notice of termination, no compensation whatever shall be payable to the Consultant after such termination.

8.     REGULATORY APPROVAL

8.1 This Agreement is subject to all necessary regulatory approvals. If such approvals are not obtained, this Agreement shall terminate and be of no further force and effect.

8.2 The Company agrees to use its reasonable best efforts as to implement the terms of this Agreement including, but not limited to, obtaining all approvals from the Company's shareholders to the allocation of stock options to the Officer as provided for in paragraph 3.2 hereof.

9. General

9.1 The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

9.2 Time is hereby expressly made of the essence of this Agreement with respect to the performance by the parties of their respective obligations under this Agreement.

9.3 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns. This Agreement may not be assigned by either party hereto without the prior express written consent of the other party.

9.4 This Agreement supersedes all prior agreements entered into between the parties and constitutes the entire agreement between the parties hereto relating to the subject matter hereof and may not be amended, waived or discharged except by an instrument in writing executed by the party against whom enforcement of such amendment, waiver or discharge is sought and this Agreement supersedes all prior agreements between the parties.

9.5 Each of the parties hereto hereby covenants and agrees to execute such further and other documents and instruments and do such further acts and other things as may be necessary to implement and carry out the intent of this Agreement.

9.6 All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed by postage prepaid double registered mail addressed as follows:

      To the Company:

                  OPTIMA PETROLEUM CORPORATION,
                  Suite 600 - 595 Howe Street,
                  Vancouver, British Columbia,
                  V6C 2T5;

                  Attention: The President

      To the Consultant:

                  HODGKINSON EQUITIES CORPORATION,
                  Suite 600 - 595 Howe Street,
                  Vancouver, British Columbia,
                  V6C 2T5;

                  Attention: The President

or to such other address as may be given in writing by the Company or the Consultant and shall be deemed to have been received, if delivered, on the date of delivery and if mailed as aforesaid at Vancouver, British Columbia then on the third business day following the posting thereof.

IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

OPTIMA PETROLEUM CORPORATION

Per: /s/ Ronald P. Bourgeois
     -----------------------
     Authorized Signatory

HODGKINSON EQUITIES CORPORATION

Per: /s/ Robert L Hodgkinson
     _______________________
     Authorized Signatory

                              CONSULTING AGREEMENT

MEMORANDUM OF AGREEMENT made as of the 1st day of February, 1995.

BETWEEN:

            LEUSCHNER INTERNATIONAL RESOURCES LTD.
            1200 Bow Valley Square One
            202 - 6th Avenue S.W.
            Calgary, A.B.
            T2P 2R9

            William C. Leuschner, President

            (hereinafter called the "Consultant")

                                                  OF THE FIRST PART

AND:

            OPTIMA PETROLEUM CORPORATION, a company incorporated under the laws of the Province of British Columbia and Alberta having its office at #600 - 595 Howe Street, Vancouver, British Columbia, V6C 2T5.

            (hereinafter called the "Company")

                                                  OF THE SECOND PART

            THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration it is hereby agreed as follows:

1. The Consultant shall serve the Company in such capacity or capacities as may from time to time be determined by the management of the Company.

2. The contract of the Consultant hereunder shall commence on February 1, 1995 and continue until terminated as hereinafter provided.

3. The contract of the Consultant hereunder may be terminated in the following manner in the following circumstances:

      (a) at any time by notice in writing from the Company to the Consultant for cause;

      (b) by not less than 30 days notice in writing given by either party to the other, which notice in writing may be given at any time;

      (c)   contract subject to review at twelve month intervals.

4. Upon any notice being given pursuant to subparagraph 3(a) herein or upon the expiration of the said period of 30 days referred to in subparagraph 3(b) and subparagraph 3(c) herein, as the case may be, this Agreement and the contract of the Consultant hereunder shall be wholly terminated and determined, except paragraphs 8, 9 and 10 herein, which shall continue in full force and effect. Upon any such termination, the Consultant shall have no claim against the Company for damages or otherwise except in respect of payment of remuneration as provided for in paragraph 6 to the effective date of termination.

5     (a)   The Consultant shall devote said time to the Company as required in order to carry out the duties determined in accordance with paragraph I herein;

      (b) During the continuance of his contract hereunder, the Consultant shall well and faithfully serve the Company including, without limiting the generality of the foregoing, the submission to the Company of all reports and other communications whenever the same may be required by the Company, and shall use, at all times, his best efforts to;

6     (a)   The remuneration of the Consultant for his services hereunder shall be at a rate of $150,000 per annum, payable $8,000.00 on a monthly basis in arrears, plus 1,285 common shares of Optima Petroleum
            Corporation on a monthly basis in arrears, or such other remuneration as may from time to time be mutually agreed upon in writing between the Company and the Consultant;

      (b) Where stock options comprise a part of the remuneration, such options should be for a three year term, exercisable at the rate of one third per year unless otherwise approved by the option committee.

      (c) The Consultant shall be reimbursed for travelling and other out-of-pocket expenses actually and properly incurred by his in connection with his duties only with prior approval from the Company and upon furnishment of statements and vouchers as and when required by it.

7. The Consultant shall not (either during the continuance of his contract by the Company or at any time thereafter) disclose the private affairs of the Company or any secrets of the Company to any person other than to the directors of the Company or those persons who the Company shall, in writing, approve of and shall not (either during the continuance of his contract by the Company or at any time thereafter) use for his own purposes or for any purpose of other than those of the Company any such information he may acquire in relation to the Company's business.

8. The Consultant agrees that all trade secrets and secret information (including trade secrets and secret information discovered or developed by the Consultant or discovered or developed by others and used by or disclosed to the Consultant) which he may acquire respecting any matters relating to oil and gas exploration on the Company's properties, during his term of contract hereunder shall at all times (both during the continuance of his contract by the Company an at all times thereafter) and for all purposes be held by the Consultant in a fiduciary capacity and solely for the benefit of the Company and the Consultant agrees that he will not (either during the continuance of his contract by the Company or any time thereafter) use for his own purpose any trade secret or secret information aforesaid or disclose, divulge or communicate orally, in writing or otherwise to any person or persons any trade secret or secret information aforesaid, except such information which, by any applicable securities laws, is required to be publicly disclosed.

9. Any notice in writing required or permitted to be given to the Company or the Consultant hereunder shall be properly given if delivered to the Consultant personally or mailed by registered mail, postage prepaid, addressed to the Consultant at the address set out above. Any such notice mailed as aforesaid shall be deemed to have been received by and given to the Consultant on the day following the date of mailing. Either party may at any time give notice in writing to the other of any change of address of the party giving such notice and from and after the giving of such notice, the address therein specified shall be deemed to be the address of such party for the giving of notices hereunder.

10. Any and all previous agreements, written or oral, between the parties hereto or on their behalf relating to the contract of the Consultant by the Company are hereby terminated and cancelled and each of the parties hereto hereby releases and forever discharges the other party hereto of and from all manner of actions, causes of action, claims and demands whatsoever under or in respect of any such agreement.

11. This Agreement shall be deemed to have been made in and shall be construed in accordance with the laws of the Province of British Columbia and for the purposes of all legal proceedings, this Agreement shall be deemed to have been performed in such Province and the courts of such Province shall have jurisdiction to entertain any action arising under this Agreement; provided always that nothing herein contained shall prevent the Company from proceeding at its election against the Consultant in the courts of any other province or country in which the Consultant resides.

12. It is agreed by and between the parties hereto that this Agreement is subject to being accepted for filing by the respective regulatory bodies.

13. The provisions hereof, where the context permits, shall enure to the benefit of and be binding upon the heirs, executors, administrators and legal personal representatives of the Consultant and the successors and assigns of the Company respectively. When the context so requires or permits, the masculine gender should be read as if the feminine were expressed.

            IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

THE CORPORATE SEAL of
LEUSCHNER INTERNATIONAL RESOURCES LTD.

/s/ William C. Leuschner
---------------------------------------
William C. Leuschner, President
---------------------------------------

THE CORPORATE SEAL of
OPTIMA PETROLEUM CORPORATION was hereunto affixed in the presence of:

/s/  Robert L. Hodgkinson
---------------------------------------
Robert L. Hodgkinson,  President

                              CONSULTING AGREEMENT

THIS AGREEMENT dated for reference the 1st day of January, 1996 (the "Effective Date").

BETWEEN:

            OPTIMA PETROLEUM CORPORATION,
            Suite 600 - 595 Howe Street,
            Vancouver, British Columbia,
            V6C 2T5;

            (the "Company")

AND:

            RONALD P. BOURGEOIS,
            Suite 600 - 595 Howe Street,
            Vancouver, British Columbia,
            V6C 2T5;

            (the "Consultant")

WHEREAS the Company has agreed to hire the Consultant and the Consultant has agreed to provide his services to the Company on the terms and conditions hereinafter set forth.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements herein contained, the parties hereto agree (the "Agreement") as follows:

1. RETAINER

1.1 The Company hereby retains the services of the Consultant to provide to the Company, the services normally expected of a secretary and chief financial officer (the "services"), and the Consultant hereby agrees to provide such services to the Company upon the terms and conditions contained in this Agreement.

2. DURATION OF SERVICE

2.1 Subject to termination as provided for in section 7, this Agreement shall be for an initial term of 24 months commencing on the Effective Date. Provided that this Agreement has not been terminated by either party pursuant to section 7, the Company may renew this Agreement for further one year terms by providing to the Consultant written notice of same at least 30 days prior to the expiration of the current term or the renewal term, as the case may be.

3. REMUNERATION

3.1 The Consultant shall be paid a monthly fee per month payable for each calendar month on the last business day of such month consisting of:

      (a)   $8,000; and

      (b) subject to all necessary regulatory approvals, 500 shares of the Company issued at a deemed price of $3.63 per share.

3.2 The Company will pay the monthly fee for maintaining a disability insurance policy for the Consultant which provides coverage for the Consultant of $6,000 per month pursuant to the terms of policy.

3.3 Subject to all necessary regulatory approvals, the Consultant shall be entitled to:

      (a) the grant of 150,000 stock options pursuant the Company's stock option plan, such stock options to have the following terms:

            (i) they will be non-transferable and have a term of three years commencing from the date regulatory approval is obtained;

            (ii) they will be exercisable at the lowest price permitted by the applicable regulatory authorities;

            (iii) they will otherwise be subject to the terms and conditions normally required by the applicable regulatory authorities in order to secure regulatory approval.

3.4 The Consultant shall be reimbursed for all reasonable travelling and other out-of-pocket expenses actually and properly incurred by him in connection with his duties hereunder provided that the Consultant first furnishes statements and vouchers for all such expenses to the Company. Individual expense items in excess of $12,500 must be pre-approved by the Company.

3.5 At the request of the Board, the Consultant shall devote a specified portion of his time to an affiliated company of the Company, in which case the remuneration payable pursuant to this section 3 will be apportioned between and be payable by the Company and the affiliated company.

3.6 The Consultant shall be eligible for a bonus of $5,000, payable in cash or an equivalent paid holiday as agreed to by the Company and the Consultant, upon the successful completion of the sale of the Company's Elm Grove assets.

4. DUTIES OF CONSULTANT

4.1 The Consultant shall have, subject always to the general or specific instructions and directions of the board of directors of the Company (the "Board"), full power and authority to manage the business and affairs of the Company that would normally be managed by a senior officer having the title and capacity of the Consultant, except in respect of such matters and duties as by law must be transacted or performed by the Board.

4.2 The Consultant shall:

      (a) conform to all lawful instructions and directions from time to time given to him by the Board;

      (b) devote sufficient time and attention to the business and affairs of the Company, as would typically be expected of a secretary and chief financial officer;

      (c) well and faithfully serve the Company and use his best efforts to promote the interests of the Company;

      (d) provide to the Company those services normally expected of a secretary and chief financial officer; and

      (e) consent to serve as a director of the Company and, if requested, of any of the Company's affiliates or subsidiaries.

4.3 Subject to the provisions of the Canada Business Corporations Act, the bylaws of the Company and provided that the Consultant acted honestly and in good faith with a view to the best interests of the Company, or, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful, and the directors of the Company shall cause the Company to indemnify the Consultant and his heirs and personal representatives against all costs, damages, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or them and resulting from his acting as a director and officer of the Company in his normal course of duties. In addition, should the directors cause the Company to purchase and maintain insurance for the benefit of any person who is or was serving as a director of the Company then the directors shall also cause the Company to purchase and maintain insurance for the benefit of the Consultant against any and all liability incurred by him as a director and officer of the Company.

5. CONFIDENTIALITY

5.1 Unless permitted by resolution of the Directors of the Company (excluding the Consultant if he is a Director), the Consultant shall not, during the term of this Agreement or at any time thereafter, use for his own purposes or for any purposes other than those of the Company any intellectual property or knowledge or confidential information of any kind whatsoever he may acquire in relation to the Company's business or the business of its subsidiaries, and such shall be and remain the property of the Company.

6. NON-COMPETITION

6.1 Subject to paragraph 7.2, the Consultant shall not, without the prior written consent of the Company, which consent (given by a Director other than the Consultant), will not be unreasonably withheld during the term of this Agreement and during the six month period immediately following the termination of this Agreement, within the area in which the Company operated at the time of termination (the "Prohibited Area"):

      (a) directly or knowingly indirectly engage in or become financially interested in (otherwise then through an investment in a publicly traded or private entity in which the Consultant has no other interest or control), either individually or as a partner, shareholder, agent, manager, owner, advisor or financial backer of any person, persons, firm, association, venture, entity or corporation of any kind whatsoever that carries on the business of oil and gas exploration, development or production (collectively the "Prohibited Businesses"); or

      (b) divert or attempt to divert any business of the Company or of any of its subsidiaries, to any other competitive establishment, by direct or indirect inducement or otherwise.

7. TERMINATION

7.1 Either of the parties hereto may, notwithstanding anything else contained herein, give to the other three months notice in writing of its intention to terminate this Agreement and on the expiration of such period this Agreement shall be wholly terminated. Such three months notice may expire on any day of the month and any remuneration payable hereunder shall be proportioned to the date of such termination.

7.2 In the event the Company terminates the Consultant's services pursuant to paragraph 7.1 at any time prior to December 31, 1997, the provisions of paragraph 6.1 will not apply to such a termination and the Company will pay to the Consultant an amount equal to 24 months of fees under this Agreement.

7.3 The Consultant agrees to accept the termination payment in full satisfaction of any claim it may have against the Company whether under the terms of this Agreement or otherwise.

7.4 Notwithstanding paragraph 7.1 hereof, the Company may at any time terminate the Consultant's services for cause or if the Consultant fails to perform or comply with any material term or condition of this Agreement. In the event the Consultant's services are terminated under the provisions of this paragraph 7.4, or in the event the Consultant gives the Company notice of termination, no compensation whatever shall be payable to the Consultant after such termination.

8. REGULATORY APPROVAL

8.1 This Agreement is subject to all necessary regulatory approvals. If such approvals are not obtained, this Agreement shall terminate and be of no further force and effect.

8.2 The Company agrees to use its reasonable best efforts as to implement the terms of this Agreement including, but not limited to, obtaining all approvals from the Company's shareholders to the allocation of stock options to the Officer as provided for in paragraph 3.2 hereof.

9. GENERAL

9.1 The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

9.2 Time is hereby expressly made of the essence of this Agreement with respect to the performance by the parties of their respective obligations under this Agreement.

9.3 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns. This Agreement may not be assigned by either party hereto without the prior express written consent of the other party.

9.4 This Agreement supersedes all prior agreements entered into between the parties and constitutes the entire agreement between the parties hereto relating to the subject matter hereof and may not be amended, waived or discharged except by an instrument in writing executed by the party against whom enforcement of such amendment, waiver or discharge is sought and this Agreement supersedes all prior agreements between the parties.

9.5 Each of the parties hereto hereby covenants and agrees to execute such further and other documents and instruments and do such further acts and other things as may be necessary to implement and carry out the intent of this Agreement.

9.6 All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed by postage prepaid double registered mail addressed as follows:

            To the Company:

                  OPTIMA PETROLEUM CORPORATION,
                  Suite 600 - 595 Howe Street,
                  Vancouver, British Columbia,
                  V6C 2T5;

                  Attention: The President

            To the Consultant:

                  RONALD P. BOURGEOIS,
                  Suite 600 - 595 Howe Street,
                  Vancouver, British Columbia,
                  V6C 2T5;

or to such other address as may be given in writing by the Company or the Consultant and shall be deemed to have been received, if delivered, on the date of delivery and if mailed as aforesaid at Vancouver, British Columbia then on the third business day following the posting thereof.

IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

OPTIMA PETROLEUM CORPORATION

Per:
     /s/ Robert L. Hodgkinson
     ------------------------
     Authorized Signatory


SIGNED, SEALED AND DELIVERED          )
by RONALD P. BOURGEOIS                )
in the presence of:                   )
                                      )
/s/ Michael Wilhelm                   )   /s/ RONALD P. BOURGEOIS
-----------------------------------   )   -------------------------
Signature of Witness                  )   RONALD P. BOURGEOIS
                                      )
Name: Michael Wilhelm                 )
      -----------------------------   )
Address: 3329 W. 3rd Ave.             )
         --------------------------   )
Vancouver, B.C.                       )
-----------------------------------   )
Occupation: Comptroller               )
            -----------------------   )